Exhibit 5.1

September 20, 2013

RMG Networks Holding Corporation

500 North Central Expressway, Suite 175

Plano, Texas 75074

Re:	Registration Statement on Form S-1
RMG Networks Holding Corporation

Ladies and Gentlemen:

RMG Networks Holding Corporation, a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission a Registration Statement on Form S-1, as amended (Registration No. 333-190921) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration by the Company of (i) 13,066,666 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), which are issuable upon the exercise of outstanding warrants (the “Warrant Shares”), (ii) 5,066,666 warrants to be offered and sold by the selling security holders identified in the Registration Statement (the “Resale Warrants”), and (iii) 5,066,666 shares of Common Stock underlying the Resale Warrants and 663,000 shares of Common Stock issued in private transactions, to be offered and sold by the selling security holders identified in the Registration Statement (collectively, the “Resale Shares”). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

In connection with the preparation of the Registration Statement and this opinion letter, we have examined, considered and relied upon the following documents (collectively, the “Documents”):

(i)	the Company’s amended and restated certificate of incorporation ;

(ii)	the Company’s bylaws;

(iii)	resolutions of the board of directors of the Company;

(iv)	the form of warrant issued in connection with the Company’s initial public offering;

(v)	the Registration Statement and exhibits thereto; and

(vi)	such other documents and matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

In rendering the opinions set forth below, we have assumed without investigation the genuineness of all signatures and the authenticity of all Documents submitted to us as originals, the conformity to authentic original documents of all Documents submitted to us as copies, and the veracity of the Documents. As to questions of fact material to the opinions hereinafter expressed, we have relied upon the representations and warranties of the Company made in the Documents and upon statements of officers of the Company.

Based upon the foregoing examination, and subject to the qualifications set forth below, we are of the opinion that (i) the Warrant Shares have been duly authorized and, upon issuance in accordance with the terms of the applicable warrants and any applicable agreements including receipt of the consideration contemplated thereby, will be validly issued, fully paid and nonassessable, (ii) the Resale Warrants constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and (iii) the Resale Shares are validly issued, fully paid and are nonassessable.

The opinions expressed above are limited to the General Corporation Law of the State of Delaware which includes the statutory provisions thereof as well as all applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting these laws. Our opinion is rendered only with respect to laws, and the rules, regulations and orders thereunder, which are currently in effect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus comprising a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required by Section 7 of the Act and the rules and regulations promulgated thereunder.

Very truly yours,
/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP